Exhibit 10.16

BUSINESS PURCHASE AGREEMENT

-UBIXO LIMITED-

THIS BUSINESS PURCHASE AGREEMENT (this “Agreement”) dated as of July 12, 2010 (“Effective Date”), is entered into by and between Ubixo Limited (“Assignor”), a corporation incorporated in state of Antigua and Barbuda, and Ubixo Inc. (“Assignee”), a corporation incorporated in the British Virgin Islands.

Assignor and Assignee, intending to be legally bound, hereby agree as follows:

Section 1. DEFINITIONS

The following capitalized terms shall have the following meaning in this Agreement:

1.1 Assigned Agreements means the contracts set forth in Schedule A attached hereto.

1.2 Copyright Interests means the copyrightable works or interests Assignor may own, or have the right to sublicense hereunder of any type of sort worldwide, together with all other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle, or release any past, present, or future infringement thereof.

1.3 Domain Name Interests means the domain names listed on Schedule B hereto, including the right to sue for, settle, or release any past, present, or future infringement thereof.

1.4 Patent Interests means U.S. Patent No. 5,930,474 (and any reissues thereof), including, without limitation, the right to sue for past, present and future infringement of the Patent Interests, and the right to collect and receive any damages, royalties, or settlement for such past, present and future infringements and any and all causes of action relating to any of the inventions or discoveries described in the Patent Interests

1.5 Trademark Interests means the interests Assignor may own, or have the right to sublicense hereunder, in the United States and foreign registered and common law trademarks and service marks set forth in Schedule C attached hereto, together with all other trademark or service mark interests accruing by reason of international trademark conventions, accompanied by the goodwill of all business connected with the use of and symbolized by such marks (for any type of mark protected under law) including, without limitation, the right to sue for past, present and future infringement of the Trademark Interests, and the right to collect and receive any damages, royalties, or settlement for such past, present and future infringements and any and all causes of action relating to any of the Trademark Interests.

1.6 Other Interests means the interests, other than the Copyright Interests, Trademark Interests, Domain Name Interests and Patent Interests, that Assignor may own or have the right to sublicense hereunder in (1) any idea, design, concept, technique, invention, discovery, or improvement, whether or not patentable, but including patents, patent applications, trade secrets, and know-how; and (2) pictorial, literary, website content, graphic, or audio/visual works, including icons, screens, HTML code, characters, data formats, and reports of any type of sort, including the right to sue for, settle, or release any past, present, or future infringement thereof.

Section 2. CONVEYANCE OF BUSINESS

2.1 General Transfer of Business. It is the intent of the parties that Assignee acquire all assets and liabilities of the business of Assignor associated with the IP Assets (the “GeoTag Business”). Although the parties have endeavored to list all such assets and liabilities in the schedules hereto (namely, IP Assets and Agreements), it is the intention of the parties that all rights and assets clearly associated with the GeoTag Business, even if inadvertently omitted from the schedules be included in the sale. Further, while Assignor is assigning its rights and obligations under the various Agreements, Assignor is not assigning any liabilities to the Assignee except those obligations specifically provided in the Agreement.

2.2 Copyright Interests. As of the Effective Date, Assignor transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, in perpetuity (or for the longest period of time otherwise permitted by law), all of Assignor’s right, title, and interest in and to the Copyright Interests, including without limitation, the right to sue for past, present and future infringement of the Copyright Interests, and the right to collect and receive any damages, royalties, or settlement for such past, present and future infringements and any and all causes of action relating to any of the content in the Copyright Interests.

2.3 Trademark Interests. As of the Effective Date, Assignor transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, in perpetuity (or for the longest period of time otherwise permitted by law), all of Assignor’s right, title, and interest in and to the Trademark Interests, including all associated goodwill and, without limitation, the right to sue for past, present and future infringement of the Trademark Interests, and the right to collect and receive any damages, royalties, or settlement for such past, present and future infringements and any and all causes of action relating to any of the Trademark Interests. Assignor further transfers and assigns the right to file for and obtain registrations of the Trademark Interests anywhere in the world with the right to base priority on Assignor’s first date of use or on any application and/or registration being assigned herein. After the Effective Date hereof, Assignor covenants not to use or display the Trademark Interests, or any mark confusingly similar thereto, anywhere in the world and further covenants not to contest or challenge the validity of the Trademark Interests, any applicable registrations thereof or the ownership of the Trademark Interests by Assignee. Assignor will arrange for its subsidiary, Jeeves Online Restaurant Services, Inc. to assign its rights in various trademarks as specified in Exhibit 1 hereto.

2.4 Patent Interests As of the Effective Date, Assignor, for itself and its subsidiaries, does agree to sell, assign and transfer unto said Assignee, its successors or assigns, the entire right, title and interest for all countries in and to all inventions and improvements disclosed in the Patent Interests, and specifically in and to said 5,930,474 patent or renewals thereof, and all reissues or extensions of such patents, and in and to any and all applications which have been or shall be filed in any foreign countries for Letters Patent on the said inventions and improvements, including an assignment of all rights under the provisions of the International Convention, and all Letters Patent of foreign countries which may be granted therefrom; and Assignor does hereby authorize and request the Commissioner of Patents and Trademarks to issue any and all United States Letters Patent for the aforesaid inventions and improvements to the said Assignee as the assignee of the entire right, title and interest in and to the same, for the use of the said Assignee, its successors and assigns and further covenants not to contest or challenge the validity or enforceability of the Patent Interests or the ownership of the Patent Interests by Assignee. The foregoing assignment includes without limitation, the right to sue for past, present and future infringement of the Patent Interests and the right to collect and receive any damages, royalties, or settlement for such past, present and future infringements and any and all causes of action relating to any of the inventions or discoveries described in the Patent Interests.

2.5 Other Interests. As of the Effective Date, Assignor, for itself and its subsidiaries, does sell, assign and transfer unto said Assignee, its successors or assigns, the entire right, title and interest for all countries for all intellectual property interests, including but not limited to interests defined above as “Other Interests” and Assignor does hereby authorize and request the Commissioner of Patents and Trademarks to issue any and all United States Letters Patent for the aforesaid inventions and improvements to the said Assignee as the assignee of the entire right, title and interest in and to the same, for the use of the said Assignee, its successors and assigns and further covenants not to contest or challenge the validity or enforceability of the Other Interests or the ownership of the Other Interests by Assignee. The foregoing assignment includes without limitation, the right to sue for past, present and future infringement of the Other Interests, and the right to collect and receive any damages, royalties, or settlement for such past, present and future infringements and any and all causes of action relating to any of the inventions or discoveries described in the Other Interests.

2.6 Domain Name Interests. As of the Effective Date, Assignor transfers, grants, conveys, assigns, and relinquishes exclusively to Assignee, in perpetuity (or for the longest period of time otherwise permitted by law), all of Assignor’s right, title, and interest in and to the Domain Name Interests, including, the right to sue for past, present and future infringement of the Other Interests, and the right to collect and receive any damages, royalties, or settlement for such past, present and future infringements and any and all causes of action relating to the Domain Name Interests.

Section 3. ASSIGNMENT OF AGREEMENTS

3.1 Condition of Assigned Agreements. Assignor represents and warrants, to the best of the knowledge of the Assignor’s officers after reasonable inquiry, that (1) Assignee has simultaneously been furnished true and complete copies of the Assigned Agreements, (2) the Assigned Agreements are in full force and effect without material amendment or waiver, and (3) there is and has been no act, event, or circumstance that, with the lapse of time or the giving of notice as required, constitutes a material breach or default under the terms hereof.

3.2 Assignment and Assumption. As of the Effective Date, Assignor assigns, transfers, and conveys the Assigned Agreements to Assignee, and Assignee assumes the obligation for future performance of the terms of the Assigned Agreements. Assignee shall perform the Assigned Agreements in accordance with their terms. Assignor shall indemnify and hold harmless Assignee for any obligation of Assignor for prior performance, including payment, which arose prior to the Effective Date, under the Assigned Agreements, whether accrued or unaccrued, fixed or contingent, or liquidated or unliquidated.

Section 4. PAYMENT, DELIVERY AND ASSISTANCE

4.1 Payment Term. As consideration for the Business and Assets described herein, Assignee shall pay to Assignor the sum of $93,923,588 (the “Consideration”) in the manner hereinafter described. The Consideration shall be paid in the form of 132,089,782 newly issued shares of Assignee issued to Assignor, which the parties hereto hereby agree shall be valued at $93,923,588, and shall be payment in full of the Consideration.

4.2 Reference Materials for Trademark Interests. To effect the transfer of ownership of the Trademark Interests to Assignee, including the goodwill of all business connected with the use of and symbolized by the Trademark Interests, Assignor shall furnish Assignee with the files evidencing all proceedings involving the Trademark Interests and consent to Assignee’s communication with Assignor’s counsel familiar with such proceedings.

4.3 Copies of Assigned Agreements. On or before the Effective Date, Assignor shall deliver to Assignee signed originals of the Assigned Agreements and Existing Licenses, or if any such signed original cannot be located, Assignor’s best copy thereof. Assignor may retain copies for archival purposes or its own use.

4.4 Further Assurances. Assignor agrees at Assignee’s reasonable request to execute and deliver such further conveyance agreements, and to take such further action, as may be necessary or desirable to evidence more fully the transactions described in this Agreement Without limiting the generality of such undertaking, Assignor agrees:

4.4.1 To execute, acknowledge and deliver any affidavits or documents of assignment and conveyance regarding the Patent Interests, Copyright Interests, Trademark Interests, Domain Name Interests and Other Interests;

4.4.2 To provide testimony and other evidence in connection with any proceeding affecting the right, title, or interest of Assignee in the Patent Interests, Copyright Interests, Trademark Interests, Domain Name Interests and Other Interests; and

4.4.3 To perform any other acts deemed necessary to carry out the intent of this Agreement.

4.5 Recordings. Assignor shall simultaneously sign the Assignment of Patents and Trademarks in the form of Exhibit 2. An executed copy of such Assignment of Patents and Trademarks and/or this Agreement may be filed with the U.S. Patent and Trademark Office by either party at any time. An executed copy of such Assignments and/or this Agreement may be filed with the U.S. Patent and Trademark Office by either party at any time.

4.6 Board Resolution; Shareholder Authorization. Assignor shall tender herewith board resolution and shareholder authorization for this Agreement.

Section 5. REPRESENTATION AND WARRANTIES; LIMITATIONS

5.1 Representations and Warranties. Assignor represents and warrants that, as of the date of this Agreement, (1) Assignor is the sole and exclusive owner of the entire right, title, and interest in and to the Patent Interests, Copyright Interests, the Trademark Interests, Domain Name Interests and the Other Interests, free and clear of any liens or claims except the existing licenses and except the Global Asset Fund lien already noted herein; (2) to the knowledge of Assignor, the Patent Interests, Copyright Interests, Trademark Interests, Domain Name Interests and the Other Interests, as heretofore exercised in connection with Assignor’s business, do not infringe the rights of any other person or entity; (3) to the knowledge of Assignor, no claim of any such infringement or violation has been threatened or asserted, and no such claim is pending against Assignor, its Subsidiaries, or its end-user customers; (4) except as noted herein, Assignor has not entered into any agreement, license, release, or order that restricts the right of Assignee to exploit the Patent Interests, Trademark Interests, Copyright Interests, Domain Name Interests or Other Interests in any way; (5) the execution, delivery, and performance of this Agreement by Assignor do not and will not violate any security agreement, indenture, order, or other instrument to which Assignor is a party or by which it or any of its assets is bound; and (6) the signatories hereto have authority to execute this Agreement and the related assignment documents.

5.2 Disclaimer. EXCEPT AS PROVIDED IN THIS AGREEMENT, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSIGNED ASSETS, COPYRIGHT INTERESTS, PATENT INTERESTS, TRADEMARK INTERESTS, DOMAIN NAME INTERESTS AND OTHER INTERESTS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6. REMEDIES

6.1 General Indemnification Obligation. The Assignor shall indemnify and hold harmless the Assignee and its officers, directors, employees, agents and Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, taxes, costs, fees, expenses (including, but not limited to, reasonable attorneys’ fees) and disbursements (collectively, the “Losses”) actually sustained by any of such Persons based upon, arising out of or otherwise in respect of (a) any inaccuracies in or any breach of any representation, warranty, covenant or agreement of the Assignor contained in this Agreement (including any Schedule or Exhibit attached hereto) and (b) any of its retained liabilities (those liabilities not assigned). The Assignee shall indemnify and hold harmless the Assignor and its respective officers, directors, employees, agents and Affiliates from and against any and all Losses actually sustained by any of such Persons resulting from (a) any inaccuracies in or any breach of any representation, warranty, covenant or agreement of the Assignee contained in this Agreement (including any Schedule or Exhibit attached hereto) and (b) any of its assumed liabilities (the liabilities assigned herein).

6.2 Notice of Asserted Liability. As soon as is reasonably practicable after the Assignor, on the one hand, or the Assignee, on the other hand, becomes aware of any claim that it or they has or have under Section 6.1 hereof that may result in a Loss (a “Liability Claim”), such party (the “Indemnified Party”) shall give notice thereof (a “Claims Notice”) to the other party (the “Indemnifying Party”). A Claims Notice shall describe the Liability Claim in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party. No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party pursuant to this Section 6.2 shall adversely affect any of the other rights or remedies which the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party.

6.3 Opportunity to Defend. The Indemnifying Party has the right, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of a Claims Notice from the Indemnified Party of the commencement or assertion of any Liability Claim in respect of which indemnity may be sought hereunder, to assume and conduct the defense of such Liability Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that (i) the defense of such Liability Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have a material adverse effect on the Indemnified Party; and (ii) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; and (iii) the Liability Claim solely seeks (and continues to seek) monetary damages; and (iv) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Liability Claim in accordance with the limits set forth in this Agreement (the conditions set forth in clauses (i) through (iv) are collectively referred to as the “Litigation Conditions”). If the Indemnifying

Party docs not assume the defense of a Liability Claim in accordance with this Section 6.3, the Indemnified Party may continue to defend the Liability Claim. If the Indemnifying Party has assumed the defense of a Liability Claim as provided in this Section 6.3, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if (i) any of the Litigation Conditions cease to be met or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Liability Claim, the Indemnified Party may assume its own defense, and the Indemnifying Party shall be liable for all reasonable costs or expenses paid or incurred in connection therewith. The Indemnifying Party or the Indemnified Party, as the case may be, has the right to participate in (but not control), at its own expense, the defense of any Liability Claim that the other is defending as provided in this Agreement. The Indemnifying Party, if it shall have assumed the defense of any Liability Claim as provided in this Agreement, shall not, without the prior, written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any such Liability Claim which (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Liability Claim, or (ii) grants any injunctive or equitable relief or (iii) may reasonably be expected to have a material adverse effect on the affected business of the Indemnified Party. The Indemnified Party shall not settle any Liability Claim, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

6.4 Survivability of Representations and Warranties and Covenants. The representations and warranties of the Assignor and the Assignee combined in this Agreement will survive for a period ending twenty-four (24) months after the Effective Date. All covenants and agreements contained herein shall survive the Effective Date in accordance with their terms. The maximum aggregate obligation of the Assignor to Assignee pursuant to Section 6.1 on account of any breach of any representation or warranty (excluding the Excluded Representations) made by the Assignor in this Agreement shall not exceed $ 93,923,588, provided, however, that this limitation shall not apply with respect to fraud or intentional misrepresentation.

Section 7. GENERAL

7.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto, together with their respective legal representatives, successors, and assigns.

7.2 Governing Laws. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF ANTIGUA AND BARBUDA AS THEY PERTAIN TO AGREEMENTS EXECUTED IN, AND FULLY PERFORMED WITHIN, ANTIGUA AND BARBUDA.

7.3 Headings. The headings of the Sections hereof are for convenience of reference only and shall not modify, define, or limit any of the terms or provisions hereof.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

UBIXO LIMITED

By:	/s/ Darren Rennick
Darren Rennick
President

Date:	12 JULY, 2010

UBIXO INC.

By:	/s/ Antony Norris
Antony Norris
President

Date:	12 JULY, 2010

SCHEDULE A

ASSIGNED AGREEMENTS

Idearc Settlement Agreement between Idearc and Geomas (int’l) Ltd., Geotag Management Group, LLC and Geomas Inc., dated December 31, 2008

ICA Trust #2 Promissory Note in favor of Ubixo Limited, April 26, 2010

MKL Consulting Ltd. Promissory Note in favor of Ubixo limited, July 1, 2010

MKL Consulting Ltd. Promissory Note in favor of Ubixo Limited, July 10, 2010

Global Asset Fund Ltd. Promissory Note in favor of Ubixo Limited, July 1, 2010

Allied Provident Insurance Inc. Promissory Note in favor of Ubixo Limited, July 1, 2010

Global Asset Fund Ltd. Promissory Note in favor of Ubixo Limited, January 2009

Zasis LLC Promissory Note in favor of Ubixo Limited, January 2009

Cityhub.com Inc. Agreement between Cityhub and M2 Global, Lt., dated April 7, 2010

SCHEDULE B

DOMAIN NAMES

Domain name	Location
zland.com	Eurodns.com
uspto474.com	Eurodns.com
usp474.com	Eurodns.com
geotags.biz	Eurodns.com
geotag.org	Eurodns.com
geotag.net	Eurodns.com
geotag.info	Eurodns.com
geotag.com	Eurodns.com
geomas.com	Eurodns.com
5930474.biz	godaddy.com
5930474.com	godaddy.com
us5930474.biz	godaddy.com
us5930474.com	godaddy.com
whenwherematters.co.uk	godaddy.com
whenwherematters.eu	godaddy.com

SCHEDULE C

TRADEMARKS

1. GEOMAS, U.S. Application Serial No. 77/188637

2. GEOMAS, U.S. Registration No. 3,414,175

3. GEOTAG, U.S. Application Serial No. 77/110833

4. GEOTAG, U.S. Registration No. 3,359,497

5. WHEN “WHERE” MATTERS, U.S. Application Serial No. 77/975038

6. WHEN “WHERE” MATTERS, U.S. Application Serial No. 77/148784

7. ZLAND, U.S. Application Serial No. 77/297374

8. GEOMAS, Canadian Trade Mark Application No. 1360715

9. GEOTAG, Canadian Trade Mark Application No. 1360222

10. WHEN “WHERE” MATTERS, Canadian Trade Mark Application No. 1360716

11. GEOMAS, Community Trademark Application No. 006218523

12. GEOTAG, Community Trademark Application No. 006213029

13. WHEN “WHERE” MATTERS, Community Trademark Application No. 006221519